Exhibit 99.1

Repligen Corporation
41 Seyon Street
Building #1, Suite 100
Waltham, Massachusetts 02453
Telephone: 781-250-0111
FOR IMMEDIATE RELEASE	Telefax: 781-250-0115

CONTACT:

Walter C. Herlihy

President & CEO

781-419-1900

Repligen Provides Regulatory Update for RG1068 New Drug Application;

FDA Cancels Advisory Committee Meeting

WALTHAM, MA – April 26, 2012 – Repligen Corporation (NASDAQ:RGEN) announced today that midday yesterday, the FDA notified the Company that the FDA Advisory Committee meeting previously scheduled for May 31 to review RG1068 for pancreatic imaging has been cancelled by the FDA. The Company expects to receive a Complete Response letter on the previously announced June 21 PDUFA date requesting additional clinical trial data to support the New Drug Application (NDA).

“While we are disappointed in this result, we continue to believe that RG1068 is a safe and effective agent for imaging of the pancreatic ducts, and that it has the potential to meet a significant unmet patient need,” stated Walter C. Herlihy, President and Chief Executive Officer of Repligen. “We intend to continue our dialogue with the FDA to assess a potential path forward for RG1068.”

RG1068 is a synthetic version of human secretin which was evaluated in a Phase 3 study to improve detection of pancreatic duct abnormalities in combination with MRI in patients with pancreatitis. On December 21, 2011 we filed a NDA, and on February 21, 2012, the FDA accepted the filing of our NDA and granted it priority review based on its prior Orphan Drug and Fast Track designations. Under the Prescription Drug User Fee Act (PDUFA), the FDA’s goal for completing review of the NDA is June 21, 2012.

On March 5, 2012 we submitted an MAA to the EMA, which has been successfully validated for full review by the EMA’s Committee for Medicinal Products for Human Use. The U.S. and EU marketing applications are based on positive outcomes from a re-read of our Phase 3 clinical study, supporting the use of RG1068 in combination with MRI to improve detection of pancreatic duct abnormalities in patients with known or suspected pancreatitis.

About Repligen Corporation

Repligen Corporation is a leading supplier of critical biologic products used to manufacture biologic drugs. Repligen also applies its expertise in biologic product development to RG1068 (SecreFlo™), a synthetic hormone being developed as a novel imaging agent for the diagnosis of a variety of pancreatic diseases. In addition, the Company has two central nervous system (CNS) rare disease programs in Phase 1 clinical trials. Repligen’s corporate headquarters are located at 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. Additional information may be requested at www.repligen.com.

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Repligen Provides Regulatory Update for RG1068 New Drug Application; FDA Cancels Advisory

Committee meeting, April 26, 2012

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, express or implied statements regarding FDA approval of our NDA for SecreFlo™, EMA approval of our MAA for SecreFlo™, future financial performance and position, plans and objectives for future operations, plans and objectives for product development, and product sales and other statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” or “could” and similar expressions, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: our ability to obtain FDA approval for our NDA, including the design, timing, cost and similar uncertainties related to additional clinical studies that FDA may require for approval; whether EMA will require additional clinical studies before approving our MAA and similar uncertainties regarding such additional clinical studies; our ability to develop and commercialize products and the market acceptance of our products; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; the success of our clinical trials; new approaches to the treatment of our targeted diseases; our compliance with all Food and Drug Administration and EMEA regulations; our ability to obtain, maintain and protect intellectual property rights for our products; the risk of litigation regarding our intellectual property rights; our limited sales capabilities; our volatile stock price; and other risks detailed in Repligen’s annual report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

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